Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Duke Realty Corporation:

We consent to the incorporation by reference in the registration statements No. 333-136173, No. 333-140796, No. 333-128132, No. 333-62381, No. 333-66919, No. 333-26833, No. 333-82063, No. 333-44858, No. 333-51344, No. 333-108556, No. 333-120492, and No. 333-70678 on Form S-3, No. 333-77645 on Form S-4 and No. 333-124364, No. 333-82061, No. 333-35162, No. 333-42513, No. 333-113907, and No. 333-128133 on Form S-8 and the registration statement on Form S-3 to be filed on November 28, 2008 of Duke Realty Corporation of our report dated February 29, 2008, except as to notes 6 and 8, which are as of November 26, 2008, with respect to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2007, the related financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the current report on Form 8-K of Duke Realty Corporation dated November 26, 2008.

/s/ KPMG LLP

Indianapolis, Indiana

November 26, 2008